                                                                      EXHIBIT 21
                                 Subsidiaries of
                                 DEB SHOPS, INC.
                          A Pennsylvania corporation(1)

Deb Shops, Inc.,                    Deb of Kentucky, Inc.,                      Deb of South Carolina, Inc.,
a New Jersey corporation            a Kentucky corporation                      a South Carolina corporation

Joy Shops, Inc.,                    Deb Shops of Louisiana, Inc.,               Deb of South Dakota, Inc.,
a Pennsylvania corporation          a Louisiana corporation                     a South Dakota corporation

Joy Shops, Inc.,                    Deb of Maine, Inc.,                         Deb of Tennessee, Inc.,
a Delaware corporation              a Maine corporation                         a Tennessee corporation

D. B. Interest, Inc.,               Deb Shops of Maryland, Inc.,                Deb of Texas, Inc.,
a Delaware corporation              a Maryland corporation                      a Texas corporation

D. B. Know, Inc.,                   Deb of Massachusetts Inc.,                  Deb of Utah, Inc.,
a Delaware corporation              a Massachusetts corporation                 a Utah corporation

D. B. Royalty, Inc.,                Deb of Michigan, Inc.,                      Deb of Virginia, Inc.,
a Delaware corporation              a Michigan corporation                      a Virginia corporation

Deb Shops of Alabama, Inc.,         Deb Shops of Minnesota, Inc.,               Deb of Washington, Inc.,
an Alabama corporation              a Minnesota corporation                     a Washington corporation

Deb of Arizona, Inc.,               Deb Shops of Missouri, Inc.,                Deb of West Virginia, Inc.,
an Arizona corporation              a Missouri corporation                      a West Virginia corporation

Deb of Arkansas, Inc.,              Deb of Nebraska, Inc.,                      Deb of Wisconsin, Inc.,
an Arkansas corporation             a Nebraska corporation                      a Wisconsin corporation

Deb of California, Inc.,            Deb of New Hampshire, Inc.,                 Deb Real Estate, Inc.
a California corporation            a New Hampshire corporation                 a Pennsylvania corporation

Deb of Colorado, Inc.,              Deb of New Jersey, Inc.,                    Tops 'N Bottoms of New York, Inc.
a Colorado corporation              a New Jersey corporation                    a New York corporation

Deb of Connecticut, Inc.,           Deb of New Mexico, Inc.,                    Books Management, Inc.
a Connecticut corporation           a New Mexico corporation                    a Pennsylvania corporation

Deb of Delaware, Inc.,              Deb of New York, Inc.,                      Atlantic Books-Delaware, Inc.
a Delaware corporation              a New York corporation                      a Delaware corporation

Deb Fashions of Florida, Inc.,      Deb Shops of North Carolina, Inc.,          Atlantic Books-Maryland, Inc.
a Florida corporation               a North Carolina corporation                a Maryland corporation

Deb Shops of Georgia, Inc.,         Deb of North Dakota, Inc.,                  Atlantic Books-Minnesota, Inc.
a Georgia corporation               a North Dakota corporation                  a Minnesota corporation

Deb Shops of Idaho, Inc.,           Deb Shops of Ohio, Inc.,                    Atlantic Books-New Jersey, Inc.
an Idaho corporation                an Ohio corporation                         a New Jersey corporation

Deb of Illinois, Inc.,              Deb of Oklahoma, Inc.,                      Atlantic Books-Pennsylvania, Inc.
an Illinois corporation             an Oklahoma corporation                     a Pennsylvania corporation

Deb of Indiana, Inc.,               Deb of Oregon, Inc.,
an Indiana corporation              an Oregon corporation

Deb Shops of Iowa, Inc.,            Deb of Pennsylvania, Inc.,
an Iowa corporation                 a Pennsylvania corporation

Deb of Kansas, Inc.,                Deb of Rhode Island, Inc.,
a Kansas corporation                a Rhode Island corporation

(1) All subsidiaries are owned 100% by Deb Shops, Inc., except
    (a) D.B. Royalty, Inc. which is owned 100% by Joy Shops, Inc., a Delaware corporation.
    (b) Atlantic Books-Delaware, Inc.; Atlantic Books-Maryland, Inc.; Atlantic Books-New Jersey, Inc.; Atlantic Books-Pennsylvania, Inc. which are 100% owned by Books Management, Inc., a Pennsylvania corporation.